As filed with the Securities and Exchange Commission on February 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZYMEWORKS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1398788
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

114 East 4th Avenue, Suite 800

Vancouver, British Columbia, Canada V5T 1G4

(Address of Registrant’s Principal Executive Offices)

Amended and Restated Stock Option and Equity Compensation Plan

Amended and Restated Employee Stock Purchase Plan

(Full Title of Plan)

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Tony Jeffries

Bryan D. King

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Zymeworks Inc. (the “Registrant”) for the purpose of registering 1,865,357 common shares, no par value per share, of the Registrant under its Amended and Restated Stock Option and Equity Compensation Plan and 419,000 common shares, no par value per share, of the Registrant under its Amended and Restated Employee Stock Purchase Plan for which a registration statement (No. 333-257819) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on July 9, 2021 (the “Previous Form S-8”). Pursuant to General Instruction E to Form S-8, the contents of the Previous Form S-8, including periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, or excerpts thereof as indicated, filed by Zymeworks Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K (File No. 001-38068) for the fiscal year ended December 31, 2021 filed with the Commission on February 24, 2022;

(b)

all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), since the end of the fiscal year covered by the Annual Report incorporated by reference herein pursuant to (a) above; and

(c)

the description of the Registrant’s common shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38068) filed with the Commission on April 24, 2017 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

Exhibit No.	Description	Form	Incorporated by Reference		Filing Date
			File No.	Exhibit

4.1	Specimen Common Share certificate.	10-K	001-38068	4.1	February 24, 2022

4.2	Notice of Articles of the Registrant.	10-K	001-38068	3.1	February 24, 2022

4.3	Articles of the Registrant.	F-1/A	333-217100	3.2	April 17, 2017

4.4	Amended and Restated Stock Option and Equity Compensation Plan and forms of agreements thereunder.	10-Q	001-38068	10.1	May 7, 2020

4.5	Amended and Restated Employee Stock Purchase Plan (Schedule “B” to Exhibit 99.1).	8-K	001-38068	99.1	May 16, 2018

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on page II-2 of this Registration Statement).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on February 25, 2022.

ZYMEWORKS INC.

By:	/s/ Kenneth Galbraith
	Name:	Kenneth Galbraith
	Title:	Chair, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Kenneth Galbraith, Christopher Astle and Neil Klompas as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each action alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 25, 2022.

Signature	Title

/s/ Kenneth Galbraith	Chair, Chief Executive Officer and President
Kenneth Galbraith	(Principal Executive Officer)

/s/ Christopher Astle	Senior Vice President and Chief Financial Officer
Christopher Astle	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lota Zoth	Director
Lota Zoth

/s/ Troy M. Cox	Director
Troy M. Cox

/s/ Kenneth Hillan	Director
Kenneth Hillan

/s/ Susan Mahony	Director
Susan Mahony

/s/ Kelvin Neu	Director
Kelvin Neu

/s/ Hollings C. Renton	Director
Hollings C. Renton

/s/ Natalie Sacks	Director
Natalie Sacks

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Registration Statement on Form S-8 to be signed by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on February 25, 2022.

ZYMEWORKS BIOPHARMACEUTICALS INC.
(Authorized Representative in the United States)

By:	/s/ Kenneth Galbraith
	Name:	Kenneth Galbraith
	Title:	Chair, Chief Executive Officer and President

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